UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2009

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 18, 2009, the Management Development and Compensation Committee of the Company’s Board of Directors approved changes to the compensation planning process to consolidate and streamline compensation planning for the Company’s employees. As a result of the changes, beginning for fiscal year 2010, equity compensation awards to management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) will be granted as of the first New York Stock Exchange business day in the month of December and will no longer be granted on the first business day of the Company’s fiscal year. Accordingly, in the future, stock option grants to management employees (except for recruiting and retention awards) will be made as of the first New York Stock Exchange business day in December and will have an exercise price based on the closing market price of a share of the Company’s common stock on such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

March 23, 2009	By:	Paul E. Huck

Name: Paul E. Huck
Title: Senior Vice President and Chief Financial Officer